EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Investor Relations Dave Spille webMethods, Inc. (703) 460-5972 DSpille@webMethods.com	Media Relations Sarah Welz webMethods, Inc. (703) 251-3207 SWelz@webMethods.com

WEBMETHODS REPORTS FIRST QUARTER FINANCIAL RESULTS

FAIRFAX, Va. – July 22, 2004 – webMethods, Inc. (Nasdaq: WEBM), the industry’s first Web services infrastructure company, today announced financial results for its fiscal first quarter ended June 30, 2004. The company had announced preliminary results for its fiscal first quarter on July 2, 2004.

Total revenue for the fiscal first quarter ended June 30, 2004 was $41.8 million, compared to $55.8 million in the prior quarter and $43.2 million in the prior year period. License revenue for the June 2004 quarter was $14.2 million, compared to $28.4 million in the prior quarter and $21.8 million in the prior year period. Under U.S. generally accepted accounting principles (GAAP), the company’s net loss for the June 2004 quarter was $10.8 million, or a loss of $0.20 per share, compared to a net loss of $5.6 million, or $0.11 per share, in the prior quarter and net loss of $6.8 million, or $0.13 per share, in the prior year period. On a pro forma basis, the company reported a net loss of $9.5 million, or $0.18 per share, in the June 2004 quarter, compared to pro forma net income of $577,000, or $0.01 per share, in the prior quarter, and a pro forma net loss of $6.0 million or $0.12 per share, in the prior year period. As explained in “Non-GAAP Financial Measures” below, pro forma results for the June 2004 and March 2004 quarters exclude amortization of deferred-stock compensation and warrant charges and amortization of intangible asset charges, and pro forma results for the March 2004 quarter also exclude restructuring and related charges and a charge for settlement of an intellectual property matter, and include a provision for income taxes based on a 35 percent combined tax rate. Pro forma results for the June 2003 quarter exclude amortization of deferred-stock compensation and warrant charges. A reconciliation of pro forma results to GAAP results is provided in the financial information attached to this press release.

“We are disappointed in our revenue performance in the fiscal first quarter, particularly in light of the sequential revenue growth and pro forma operating margin expansion we posted in our previous three quarters. Unfortunately, our fiscal first quarter, which we have historically found to be challenging, fell in a quarter of general weakness across the enterprise software industry,” said Phillip Merrick, chairman and CEO, webMethods, Inc. “We remain confident in our long-term outlook, and believe recent reductions in our cost structure and services margin improvements will expedite our return to profitability. We anticipate returning to pro forma profitability on a quarterly basis in the December 2004 quarter.”

Additional June 2004 Quarterly Financial Highlights:

•	Total professional services and maintenance margins increased to 48.5% from 42.9% in the prior quarter.

•	Cash and marketable securities at June 30, 2004 totaled $147.3 million compared to $155.9 million at March 31, 2004.

•	Days Sales Outstanding (DSOs) were 79 days compared to 76 days in the prior quarter.

•	Total deferred revenue was $37.8 million, compared to $39.6 million in the prior quarter.

•	International revenue accounted for 39% of total revenue in the June 2004 quarter, compared to 39% in the prior quarter.

•	No single customer represented 10% or more of total revenue in the June 2004 quarter.

Financial Outlook: Based on currently available information, webMethods anticipates that total revenue in the quarter ending September 30, 2004 will be in the range of $43 million to $50 million and that the pro forma net loss per share for the September 2004 quarter will be in the range of a loss of $0.13 to $0.02 per share. The pro forma net loss for the September 2004 quarter is expected to exclude amortization of deferred-stock compensation and warrant charges and amortization of intangible assets anticipated to total approximately $1.3 million, and restructuring and related charges that have not been finalized. webMethods anticipates returning to pro forma profitability on a quarterly basis in the December 2004 quarter.

Technology Highlights: webMethods continued executing on its strategy of developing and delivering what the company believes to be the next generation of integration technology, and then extending its customers’ investments in business integration and Web services enablement with business-focused, value-added capabilities for Business Process Management, Business Activity Monitoring and Composite Application construction. In the fiscal first quarter, webMethods introduced the webMethods Enterprise Services Platform™, a standards-based business integration software solution that uniquely combines mature enterprise application integration technology, messaging and event-driven capabilities, and service-oriented architecture capabilities into the industry’s first comprehensive Web services-based integration infrastructure. The webMethods Enterprise Services Platform enables customers to gain quantifiable return and business benefit from their integration investments by leveraging existing software investments and exposing those assets to the enterprise as business services. The webMethods Enterprise Services Platform, comprised of the combined integration capabilities of the webMethods Integration Platform and the service-oriented capabilities of webMethods Fabric™, creates the technology foundation for business process optimization and composite application development.

Global Customer Wins: webMethods won new and additional business in its fiscal first quarter with strategic customers worldwide. The company experienced growing momentum in vertical industries, with particular strength in financial services, high-tech manufacturing and retail/CPG. The following companies represent significant new and follow-on business that closed during the quarter: U.S. Defense Logistics Agency, Firmenich, Fujitsu SSL, Gates Corporation, General Casualty, Integrated Decision Systems, International Flavors & Fragrances, JPMorgan Chase, Macquarie Bank, Noranda, Smorgan Steel and WagerLogic, among others.

Record Number of Customer Projects Move Into Production: In its fiscal first quarter, webMethods documented more than 155 customer projects that moved into production. Global customers that moved projects into production in the June 2004 quarter include: 7-Eleven, Chartered Semiconductor Manufacturing, AAMVA, Analog Devices, Dean Foods, Exostar, Fonterra Co-operative Group Ltd., Fortis Prime Fund Solutions, Gates Corporation, Louisiana-Pacific, Maxtor, National Foods Limited, Sony Electronics, Unique (Flughafen Zürich AG), WienIT and Worldspan, among others.

webMethods Partners for Success: webMethods continued to advance partnerships with leading software vendors and systems integrator partners. webMethods announced that it has joined the Microsoft Visual Studio Industry Partner (VSIP) program at the premier partner level. Microsoft and webMethods stated that they will work together as partners in product planning, marketing and sales opportunities. Also in the fiscal first quarter, webMethods announced an alliance with VeriSign to work together to market VeriSign’s EPC Network Services offerings with the webMethods Enterprise Services Platform and other webMethods software products to retailers, distributors, and manufacturers implementing radio frequency identification (RFID) and electronic product code (EPC) technologies. Supporting this alliance is the webMethods RFID Starter Pack which enables direct connectivity to the EPC Network so that customers can better access and utilize supply chain data stored within the EPC Network. Additionally, global systems integrator partners, such as Accenture, BearingPoint, Deloitte, EDS and TCS, contributed to webMethods’ revenues through direct influence in key vertical wins.

Conference Call Information:

webMethods will host a conference call to discuss the company’s fiscal first quarter financial results and future guidance at 5:00 p.m. Eastern Time today. The conference call will be available via webcast at http://www.webmethods.com/investors. A replay of the conference call will be available through midnight on July 30, 2004 at http://www.webmethods.com/investors or via dial-in at 888-203-1112 or 719-457-0820. The confirmation number is 758618.

Non-GAAP Financial Measures: This press release contains pro forma operating results that are not in accordance with GAAP because they exclude certain non-cash or non-recurring items and include a provision for income taxes in the March 2004 quarter. Pro forma results for the June 2004 and March 2004 quarters exclude amortization of deferred-stock compensation and warrant charges and amortization of intangible asset charges, and pro forma results for the March 2004 quarter also exclude restructuring and related charges and a charge for settlement of an intellectual property matter, and include a provision for income taxes based on a 35 percent combined tax rate. Pro forma results for the June 2003 quarter exclude amortization of deferred-stock compensation and warrant charges. The financial information attached to this press release reconciles the pro forma operating results given above to GAAP. Investors are encouraged to review that reconciliation of pro forma operating results to the most directly comparable GAAP financial measures provided in the attached financial information.

Those pro forma operating results should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and may be different from non-GAAP financial measures used by others. webMethods’ management uses these pro forma operating results in evaluating the potential impact of certain operating decisions on projected financial results, in comparisons of the company’s actual and expected results of operations and in comparisons to competitors’ operating results. webMethods includes these pro forma operating results in this press release because it believes they enhance comparability of webMethods’ results of operations to those of other enterprise software companies, to pro forma operating results webMethods historically has reported, to financial guidance provided by webMethods and to financial models and expectations of securities analysts.

About webMethods, Inc.

webMethods (Nasdaq: WEBM) is the industry’s first Web services infrastructure company. webMethods’ innovative integration, Web services, portal and analytic solutions enable more than 1,200 enterprise customers worldwide to run, measure and optimize their business. Recognized in 2003 as the fastest growing software company in North America by Deloitte, webMethods is headquartered in Fairfax, Va., with offices throughout the U.S., Europe, Asia Pacific and Japan. More information about the company can be found at http://www.webMethods.com.

# # #

webMethods is a registered trademark, and Global Business Visibility, webMethods Fabric and webMethods Enterprise Services Platform are trademarks, of webMethods, Inc. in the USA and certain other countries. All other company and product names are the property of their respective owners.

This press release may contain various remarks about the future expectations, plans and prospects of webMethods that constitute forward-looking statements for purposes of the safe harbor provisions of U.S. securities laws. Specific forward-looking statements relate to future market opportunities for webMethods’ solutions, webMethods’ products and services and their performance, the size and strength of our markets, expected future financial performance (including total revenue, license revenue, level of cash and marketable securities, non-cash or non-recurring charges, net earnings or loss and pro forma earnings or loss per share) and financial metrics, webMethods’ future cost savings and expense levels, the anticipated result of marketing and selling models and approaches, the anticipated contributions to webMethods’ future financial performance of certain products or parts of its business, demand for some or all of its products and the contribution to webMethods’ revenue of business partners or webMethods’ products or services. Actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including the impact of economic conditions, geopolitical factors, seasonal factors, terrorism and related uncertainties in the US and abroad on the company’s customers and prospects and their IT spending budgets and priorities; difficulties in achieving anticipated cost savings, maintaining anticipated expense levels, executing on plans for future growth or new sales or marketing initiatives, and providing requested technical and support services capabilities for all products; variations in the size and timing of customer orders and demand for software offered by webMethods; ability to maintain or increase market acceptance and market share; impact of competitive and pricing pressures; variations in revenue influenced by software vendor or systems integrator partners; impact of rapid technological change; ability to manage expenses in response to changing market conditions; and these and other risks and uncertainties discussed more fully in webMethods’ SEC filings, including those discussed under the heading “Factors That May Affect Future Operating Results” in the Business section and in the “Management’s Discussion and Analysis” section of webMethods’ Form 10-K for the year ended March 31, 2004, which is on file with the U.S. Securities and Exchange Commission and may be accessed at www.sec.gov or webMethods’ investor relations web page at www.webMethods.com/investors/. webMethods disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.

webMethods, Inc. Pro Forma Condensed Consolidated Income Statements
Impact of Pro Forma Adjustments on Reported Net Loss
(in thousands, except shares and per share data)
(Unaudited)

	Three Months			Three Months
	Ended			Ended
	June 30, 2004			June 30, 2003
	As Reported	Adjustments*	As Adjusted	As Reported	Adjustments*	As Adjusted
Revenues
License	$14,174	$—	$14,174	$21,802	$—	$21,802
Professional services	12,860	—	12,860	8,873	—	8,873
Maintenance	14,795	—	14,795	12,550	—	12,550

Total revenues	41,829	—	41,829	43,225	—	43,225

Cost of revenues
Amortization of intangibles	599	(599)	—	—	—	—
License	620	—	620	467	—	467
Professional services and maintenance	14,239	—	14,239	11,681	(22)	11,659

Total cost of revenues	15,458	(599)	14,859	12,148	(22)	12,126

Gross profit	26,371	599	26,970	31,077	22	31,099

Operating expenses
Sales and marketing	21,619	(661)	20,958	23,146	(696)	22,450
Research and development	11,050	—	11,050	11,200	—	11,200
General and administrative	5,073	—	5,073	4,426	(3)	4,423

Total operating expenses	37,742	(661)	37,081	38,772	(699)	38,073

Operating loss	(11,371)	1,260	(10,111)	(7,695)	721	(6,974)

Interest income and other, net	638	—	638	934	—	934

Net loss before taxes	(10,733)	1,260	(9,473)	(6,761)	721	(6,040)

Provision for income taxes	21	—	21	—	—	—

Net loss	$(10,754)	$1,260	$(9,494)	$(6,761)	$721	$(6,040)

Net loss per share
Basic			$(0.18)			$(0.12)
Fully Diluted			$(0.18)			$(0.12)
Shares used in computing per share amount
Basic			52,827,120			51,804,692
Fully Diluted			52,827,120			51,804,692

* Excludes stock based compensation and warrant charge, and amortization of intangibles

webMethods, Inc. Condensed Consolidated Income Statements
(in thousands, except shares and per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2004	2003
Revenue
License	$14,174	$21,802
Professional services	12,860	8,873
Maintenance	14,795	12,550

Total revenue	41,829	43,225

Cost of revenue
Amortization of intangibles	599	—
License	620	467
Professional services and maintenance:
Stock based compensation	—	22
Other professional services and maintenance costs	14,239	11,659

Total cost of revenue	15,458	12,148

Gross profit	26,371	31,077

Operating expenses
Sales and marketing:
Stock based compensation and warrant charge	661	696
Other sales and marketing costs	20,958	22,450
Research and development:
Other research and development costs	11,050	11,200
General and administrative:
Stock based compensation	—	3
Other general and administrative	5,073	4,423

Total operating expenses	37,742	38,772

Operating loss	(11,371)	(7,695)

Interest income and other, net	638	934

Net loss before taxes	$(10,733)	$(6,761)

Provision for income taxes	21	—

Net loss	$(10,754)	$(6,761)

Basic and fully diluted net loss per share	$(0.20)	$(0.13)
Shares used in computing per share amount
Basic	52,827,120	51,804,692
Fully Diluted	52,827,120	51,804,692
Pro forma net loss per share excluding certain expenses (a)
Net loss excluding certain expenses (a)	(9,494)	(6,040)
Net loss per share (a)
Basic	$(0.18)	$(0.12)
Fully Diluted	$(0.18)	$(0.12)
Shares used in computing per share amount
Basic	52,827,120	51,804,692
Fully Diluted	52,827,120	51,804,692

(a)	Excludes stock based compensation and warrant charge, and amortization of intangibles

webMethods, Inc. Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 30,	March 31,
	2004	2004
ASSETS
Current assets:
Cash and cash equivalents	$63,443	$75,462
Marketable securities available for sale	70,814	44,328
Accounts receivable, net	36,705	47,050
Prepaid expenses and other current assets	7,501	6,398

Total current assets	178,463	173,238
Marketable securities available for sale	13,072	36,157
Property and equipment, net	7,967	8,106
Other assets	8,672	9,130
Goodwill	46,704	46,704
Intangibles assets, net	10,188	10,787

Total assets	$265,066	$284,122

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,481	$11,055
Accrued expenses	15,063	17,084
Accrued salaries and commissions	8,809	11,560
Deferred revenue	35,733	36,785
Current portion of capital lease	724	909

Total current liabilities	68,810	77,393
Capital lease obligations, net of current portion	247	373
Other long term liabilities	908	1,000
Long term deferred revenue	2,103	2,802

Total liabilities	72,068	81,568

Total stockholders’ equity	192,998	202,554

Total liabilities and stockholders’ equity	$265,066	$284,122

webMethods, Inc. Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	June 30
	2004	2003
Cash flows from operating activities:
Net loss	$(10,754)	$(6,761)
Adjustments to reconcile net loss to net cash (used in)/provided by in operating activities:
Depreciation and amortization	1,704	2,146
Provision for allowance for doubtful accounts	228	—
Amortization of deferred stock compensation and warrant charge	661	721
Amortization of intangibles	599	—
Conversion of interest income to equity in private company investments	—	(257)
Increase (decrease) in cash resulting from changes in assets and liabilities:
Accounts receivable	9,567	12,266
Prepaid expenses and other current assets	(1,152)	(408)
Other non-current assets	397	778
Accounts payable	(2,442)	1,021
Accrued expenses	(1,962)	(290)
Accrued salaries and commissions	(2,659)	(2,081)
Deferred revenue	(1,380)	(3,880)

Net cash (used in)/provided by operating activities	(7,193)	3,255

Cash flows from investing activities:
Purchases of property and equipment	(1,647)	(890)
Net sales (purchases) of marketable securities available for sale	(3,831)	14,659
Proceeds from the sale of investment in private company	—	1,000

Net cash (used in)/provided by investing activities	(5,478)	14,769

Cash flows from financing activities:
Payments on capital leases	(311)	(1,460)
Proceeds from exercise of stock options and stock issued under the ESPP	1,821	1,491

Net cash provided by financing activities	1,510	31

Effect of the exchange rate on cash	(858)	426

Net (decrease)/increase in cash and cash equivalents	(12,019)	18,481
Cash and cash equivalents at beginning of period	75,462	79,702

Cash and cash equivalents at end of period	$63,443	$98,183